UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35448	95-4527222
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On July 23, 2026, we issued a press release announcing our second quarter results for 2026. Following the issuance of the press release, on July 23, 2026 at 5:00 p.m. ET / 2:00 p.m. PT, we hosted a teleconference and webcast for analysts, investors, media and others to discuss the results and other business topics. Such financial information included in the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. A copy of such release is annexed hereto as Exhibit 10.1.

Item 8.01. Other Events.

On July 22, 2026, our Board of Directors declared a quarterly cash dividend of $0.25 per common share. The dividend will be payable on August 28, 2026 to shareholders of record at the close of business on September 28, 2026.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	July 23, 2026 Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: July 24, 2026	By:	/s/ JOHN L. KIMBLE
John L. Kimble, CFO

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